Exhibit 99.2
ESAB Corporation Announces Upsizing and Pricing of its 6.25% Senior Notes due 2029
NORTH BETHESDA, MD — March 25, 2024 — ESAB Corporation (“ESAB” or the “Company”) (NYSE: ESAB), a focused premier industrial compounder, announced today the pricing of its previously announced offering of $700 million aggregate principal amount of 6.25% Senior Notes due 2029 (the “Notes”). The aggregate principal amount of Notes to be issued in the offering was increased to $700 million from the previously announced amount of $600 million. ESAB intends to use the net proceeds from the sale of the Notes to repay the outstanding borrowings under its senior term loan A-3 facility, with the remainder to be used for general corporate purposes. The Notes will be guaranteed (the “Guarantees”) by certain of ESAB’s domestic subsidiaries. The offering is expected to close on April 9, 2024, subject to customary closing conditions.
The Notes and the related Guarantees have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction. As a result, the Notes and the related Guarantees may not be offered or sold within the United States to or for the account or benefit of any U.S. person unless the offer or sale would qualify for a registration exemption under the Securities Act and applicable state securities laws. Accordingly, the Notes and the related Guarantees are being offered only to a limited number of U.S. investors that ESAB reasonably believes to be qualified institutional buyers in accordance with Rule 144A under the Securities Act, and to certain persons outside the United States in accordance with Regulation S under the Securities Act.
This press release shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of the Notes or the related Guarantees in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. This press release contains information about the pending offering of the Notes, and there can be no assurance that the offering will be completed.
About ESAB Corporation
Founded in 1904, ESAB Corporation (NYSE: ESAB) is a focused premier industrial compounder. The Company’s rich history of innovative products, workflow solutions and business system ESAB Business Excellence, enables its purpose of Shaping the World We ImagineTM. ESAB Corporation is based in North Bethesda, Maryland and employs approximately 9,000 associates and serves customers in approximately 150 countries.
CAUTIONARY NOTE CONCERNING FORWARD LOOKING STATEMENTS
This press release includes forward-looking statements, including forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning the completion of the offering of the Notes and the use of the net proceeds therefrom, and other statements that are not historical or current fact. Forward-looking statements are based on the Company’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements, including general risks and uncertainties such as market conditions, economic conditions, geopolitical events, changes in laws, regulations or accounting rules, fluctuations in interest rates, terrorism, wars or conflicts, major health concerns, natural disasters or other disruptions of expected business conditions. Factors that could cause the Company’s results to differ materially from current expectations include, but are not limited to, risks related to the Company’s ability to operate as a stand-alone public company; the Company’s ability to achieve the intended benefits from the Company’s separation from Enovis Corporation; the impact of the war in Ukraine and escalating geopolitical tensions; impact of supply chain disruptions; the impact on creditworthiness and financial viability of customers; other impacts on the Company’s business and ability to execute business continuity plans; and the other factors detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the U.S. Securities and Exchange Commission (“SEC”) on February 29, 2024, as well as other risks discussed in the Company’s filings with the SEC. In addition, these statements are based on assumptions that are subject to change. This press release speaks only as of the date hereof. The Company disclaims any duty to update the information herein.

Investor Relations Contact
Mark Barbalato
Vice President, Investor Relations
E-mail: investorrelations@esab.com
Phone: 1-301-323-9098
Media Contact
Tilea Coleman
Vice President, Corporate Communications
E-mail: mediarelations@esab.com
Phone: 1-301-323-9092